Exhibit 99.1

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

GRANT THORNTON LLP 1100 Peachtree St NE, Suite 1400 Atlanta, GA 30309	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

D +1 404 330 2000

F +1 404 475 0107

Board of Directors and Member Foley Products Company, LLC

Opinion

We have audited the consolidated financial statements of Foley Products Company, LLC (a Delaware limited liability company) and subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of income, member’s equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Atlanta, Georgia April 16, 2025

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31,

	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$70,621,846	$22,295,851
Receivables, net	52,023,838	47,366,578
Inventories	29,816,178	35,179,439
Other current assets	1,573,341	1,285,116

Total current assets	154,035,203	106,126,984

NON-CURRENT ASSETS:
Property, plant and equipment, net	112,969,383	116,078,231
Operating lease right-of-use assets, net	3,978,630	4,266,800
Goodwill, net	14,546,569	16,361,418
Intangible assets, net	3,285,693	3,524,652
Other non-current assets	139,533	160,359

Total non-current assets	134,919,808	140,391,460

Total assets	$288,955,011	$246,518,444

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$10,515,370	$7,935,973
Other current liabilities	6,657,970	8,199,168
Operating lease liabilities, current	291,348	277,705
Finance lease liabilities, current	50,429	48,873
Long-term debt, current	3,700,000	3,700,000

Total current liabilities	21,215,117	20,161,719

NON-CURRENT LIABILITIES
Operating lease liabilities, non-current	3,733,850	4,025,198
Finance lease liabilities, non-current	69,020	85,634
Other non-current liabilities	422,702	495,409
Long-term debt, net of current maturities	251,827,733	268,446,494

Total non-current liabilities	256,053,305	273,052,735

Total liabilities	277,268,422	293,214,454

MEMBER’S EQUITY (DEFICIT)
Total member’s equity (deficit)	11,686,589	(46,696,010)

Total liabilities and member’s equity (deficit)	$288,955,011	$246,518,444

See Notes to the Consolidated Financial Statements.

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31,

	2024	2023
Net sales	$401,069,806	$390,346,632
Cost of sales	216,825,100	$203,099,041

Gross profit on sales	184,244,706	$187,247,591

Operating expenses:
Selling, general & administrative expenses	28,582,172	$25,349,725
Depreciation & amortization	2,058,666	$1,352,256

Total operating expenses	30,640,838	$26,701,981

Net operating income	153,603,868	$160,545,610

Other income (loss):
Interest expense	(28,661,201)	$(34,600,732)
Other income, net	1,132,206	$472,324

Total other loss, net	(27,528,995)	(34,128,408)

Net income	$126,074,873	$126,417,202

See Notes to the Consolidated Financial Statements.

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY (DEFICIT)

Total Member’s Equity / (Deficit)
Balance, December 31, 2022	$(110,288,755)
Net income	126,417,202
Share-based compensation expense	1,811,982
Distributions	(64,636,439)

Balance, December 31, 2023	(46,696,010)
Share-based compensation expense	2,884,964
Net income	126,074,873
Distributions	(70,577,238)

Balance, December 31, 2024	$11,686,589

See Notes to the Consolidated Financial Statements.

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$126,074,873	$126,417,202

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization expense	14,218,634	13,718,515
(Gain) / loss on disposal of property, plant and equipment	(56,411)	3,368
Amortization of debt discount and issuance costs	2,081,238	2,081,238
Share-based compensation expense	2,884,964	1,811,982
Provisions / (recoveries) for expected credit losses	(449,073)	(79,470)
Changes in:
Accounts receivable	(4,208,187)	472,512
Inventories	5,363,261	6,623,891
Accounts payable	2,579,397	(191,632)
Other current assets / liabilities	(1,925,749)	271,647
Other changes in long-term assets / liabilities	97,281	100,922

Total adjustments	20,585,355	24,812,973

Net cash provided by operating activities	146,660,228	151,230,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of property and equipment	59,498	68,035
Acquisition of property and equipment	(9,059,065)	(6,356,498)
Acquisition of intangible assets	—	(3,000,000)
Acquisition of businesses	—	(28,042,657)

Net cash used in investing activities	(8,999,567)	(37,331,120)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	(18,700,000)	(72,049,222)
Principal payment of financing leases	(57,428)	(86,261)
Distributions paid	(70,577,238)	(64,636,439)

Net cash used in by financing activities	(89,334,666)	(136,771,922)

Net increase / (decrease) in cash and cash equivalents	48,325,995	(22,872,867)
Cash and cash equivalents at beginning of year	22,295,851	45,168,718

Cash and cash equivalents at end of year	$70,621,846	$22,295,851

SUPPLEMENTAL DISCLOSURES:
Cash interest paid	$(27,786,176)	$(33,426,276)
Accrued acquisition consideration	$—	$1,167,055

See Notes to the Consolidated Financial Statements.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 1: Nature of Operations

The primary business of Foley Products Company, LLC (the “Company”), headquartered in Newnan, Georgia, is the manufacture and sale of concrete pipe and precast products in the United States.

NOTE 2: Summary of Significant Accounting Policies

Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its sole subsidiary Spartan Concrete, Inc. which was acquired in 2023 as more fully described in Note 3.

Use of Estimates – The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) which requires management to make estimates that affect the reported amounts of assets and liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management estimates, judgments, and assumptions are continually evaluated based on available information and experience; however, actual amounts could differ from those estimates. Estimates are used for, but not limited to, useful lives of property and equipment, commitments and contingencies, valuation and impairment of goodwill and intangibles, sales returns and allowances, and inventory valuation.

Cash and Cash Equivalents – Cash and cash equivalents include cash on hand and amounts on deposit with banks. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair Value Measurements – The guidance for fair value measurements establishes the authoritative definition for fair value, sets out a framework for measuring fair value and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 that are either directly or indirectly observable.

Level 3: Unobservable inputs developed using the Company’s estimates and assumptions which reflect those that market participants would use.

Accounts Receivable – Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date. The Company determines its allowance for expected credit losses by considering a number of factors including the length of time trade accounts receivable are past due, application of the specific identification method, the customer’s current ability to pay its obligation to the Company, the Company’s previous loss history, and the condition of the industry and general economy as a whole.

Concentration of Credit Risk – The Company sells concrete products to customers primarily operating in the construction industry and located in the United States. The Company’s credit losses are provided for in the financial statements and have consistently been within management’s expectations. Other financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. Such amounts may exceed federally insured limits. The Company reduces credit risk by depositing its cash with major credit worthy financial institutions within the United States. To date, the Company has not experienced any losses on its cash deposits. As of December 31, 2024 no one customer held a concentration in total receivables. As of December 31, 2023 one customer accounted for 11% of total receivables. No single customer held a concentration in revenue in either year presented.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

Inventories – Inventories are stated at the lower of cost or net realizable value, with cost being determined by the first-in, first-out method, including allowances for obsolescence.

Property, plant, and equipment – Property, plant and equipment are stated at cost, or fair market value if acquired through acquisition. Major renewals and betterments are charged to the property accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are charged to operations. The Company follows the policy of providing for depreciation by charging against income amounts sufficient to amortize the cost of property and equipment over their estimated useful lives. Depreciation is computed on the straight-line method principally as follows: 15-40 years for land improvements, buildings and improvements and 3-20 years for equipment.

Construction in progress is recorded at cost, and includes site development costs, development costs, and acquisition costs of the property under construction.

Acquisitions – The Company allocates the cost of an acquired business to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition. The Company generally allocates the purchase price based on either the income or the market approach, utilizing prices and other relevant information generated primarily by recent market transactions involving similar or comparable assets or liabilities, as well as historical experience. Any remaining cost in excess of the identifiable tangible and intangible net assets acquired is recorded as goodwill.

The Company has elected to apply the private company accounting alternative for intangible assets as developed by the Private Company Council (“PCC”) and outlined in Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-18, Accounting for Identifiable Intangible Assets in a Business Combination, which allows the Company to not separately recognize and measure at fair value: (a) customer-related intangibles (unless they are capable of being sold or licensed independent from the other assets of the acquired business) and (b) noncompetition agreements.

Goodwill – Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. The Company has elected to apply the private company accounting alternative for goodwill as developed by the PCC and outlined in ASU 2014-2, Accounting for Goodwill, which allows goodwill to be amortized on a straight-line basis over the shorter of 10-years or the estimated useful life. The Company evaluates goodwill for impairment only if a triggering event occurred during the period, and upon the occurrence of a triggering event, the Company performs a qualitative assessment to determine whether a quantitative test is necessary. For the years ended December 31, 2024, and 2023 there was no impairment of goodwill.

Intangible Assets – Intangible assets consist primarily of patents and trademarks. The Company has elected to apply the private company accounting alternative for non-compete, customer relationships and certain other acquired intangibles and recorded them as a component of goodwill and did not recognize them in the purchase price allocation process. The Company considers all its intangible assets to have finite lives and are being amortized on the straight-line basis over the estimated lives of the respective assets and evaluated for impairment when an event or change in circumstances occurs that warrants such a review.

Sales Revenues – The Company recognizes revenue in accordance with Accounting Standards

Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, revenue is recognized in accordance with a five-step revenue model, as follows:

(i)	identify the contract with the customer.

(ii)	identify the performance obligations in the contract.

(iii)	determine the transaction price.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(iv)	allocate the transaction price to the performance obligations.

(v)	recognize revenue when the entity satisfies each performance obligation.

The Company recognizes revenues when the requisite performance obligation has been met, that is, when the Company transfers control of its products to customers, which depending on the terms of the underlying contract, is generally upon delivery. The Company’s contracts are short-term in nature, generally not exceeding 12 months, with payment terms varying by the type and location of products or services offered; however, the period between invoicing and when payment is due is not significant.

Sales Taxes – Taxes imposed on sales by the states in which the Company operates are offset against sales, and the net amount is reported in revenue.

Shipping and Handling Costs – The Company recognized shipping and handling costs of $37,546,438 and $34,864,037 in cost of sales in the statements of income for the years ended December 31, 2024, and 2023, respectively.

Advertising – Advertising costs are expensed as incurred. The Company recognized $1,740 and $11,128 of advertising costs in the statements of income for the years ended December 31, 2024, and 2023, respectively.

Share-Based Compensation – The Company accounts for share-based compensation under ASC 718, Stock Compensation (“ASC 718”). ASC 718 addresses the accounting for transactions in which an entity obtains services in share-based payment transactions and requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The Company ratably expenses, over the vesting period, the fair value of the award at the date of grant. Please see further discussion in Note 14.

Derivatives – The Company’s derivative financial instruments are accounted for under the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). In accordance with ASC 815, the Company measures all derivatives at fair value and recognizes them in the consolidated balance sheet as an asset or liability, depending on the Company’s rights or obligations under the applicable derivative contract.

As further described in Note 10, on the date the derivative instrument was entered into, the Company did not designate the derivative as a hedge. Changes in the fair value of a derivative that is not designated as a hedge are recorded in Interest Expense.

Income Taxes – The Company qualifies as a disregarded entity for federal and state income tax purposes. Therefore, no provision for current or deferred income taxes has been included in the accompanying consolidated financial statements since each member’s share of income or loss is reported on their respective income tax returns.

US GAAP requires management to evaluate positions taken by the Company and recognize a tax liability if the Company has taken an uncertain tax position that more likely than not would not be sustained upon examination by the Internal Revenue Service or state or local taxing authorities. Management has analyzed the tax positions taken by the Company and has concluded that as of December 31, 2024, and 2023, there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the consolidated financial statements. The Company is subject to routine audits by taxing jurisdictions.

Leases – Leases are recognized under ASC 842, Leases (“ASC 842”). The Company determines if an arrangement contains a lease in whole or in part at the inception of the contract. Right-of-use (ROU) assets represent the Company’s right to use an underlying asset for the lease term while lease liabilities represent the Company’s obligation to make lease payments arising from the lease. All leases greater than 12 months result in the recognition of a ROU asset and a liability at the lease commencement date based on the present value of the lease payments over the lease term. The Company also elected the practical expedient to use the

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

risk-free rate in determining the present value of our lease liabilities as allowed under ASU 2021-09, Discount Rate for Lessees That Are Not Public Business Entities. Please see further discussion in Note 12.

NOTE 3: Acquisitions

On April 14, 2023, the Company acquired 100% of the issued and outstanding equity interests of Spartan Concrete, Inc. from Advanced Drainage Systems, Inc. Net tangible assets acquired in this business combination were recorded at fair value in the consolidated financial statements. The following table summarizes the fair value of the consideration transferred at the date of acquisition, as well as the calculation of goodwill based on the excess of consideration over the fair value of net assets acquired. Goodwill is attributable to the general reputation of the business acquired. The goodwill recorded in connection with the acquisition is expected to be deductible for tax purposes. The Company paid cash consideration of $20,599,643.

Inventories	$3,925,002
Equipment	5,912,875
Land improvement & building	2,211,145
Goodwill	8,967,377
Accounts payable	(386,134)
Other current liabilities	(30,622)

Total purchase consideration	$20,599,643

On December 8, 2023, the Company acquired the assets of a precast plant located in Ft. Myers Florida from Coastal Precast of Florida, Inc. Net tangible assets acquired in this business combination were recorded at their fair value in the consolidated financial statements. The following table summarizes the fair value of the consideration transferred at the date of acquisition, as well as the calculation of goodwill based on the excess of consideration over the fair value of net assets acquired. Goodwill is attributable to the general reputation of the business acquired. The goodwill recorded in connection with the acquisition is expected to be deductible for tax purposes. The purchase price was $8,610,069. The Company paid cash consideration of $7,443,014 and agreed to pay certain seller liabilities at the time of acquisition in the amount of $1,167,055 in future periods. The remaining balance as of December 31, 2024 and 2023, was $508,157 and 1,167,055 which is included in other current liabilities.

Inventories	$2,014,863
Equipment	3,797,955
Goodwill	2,797,251

Total purchase consideration	$8,610,069

NOTE 4: Receivables, Net

Components of receivables, net are as follows at December 31:

	2024	2023
Trade receivables	$52,413,792	$48,015,875
Other receivables	10,046	199,776

Total receivables	52,423,838	48,215,651
Less: Allowance for expected credit losses	(400,000)	(849,073)

Receivables, net	$52,023,838	$47,366,578

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 5: Inventories

Components of inventories are as follows at December 31:

	2024	2023
Finished products	$16,288,517	$19,897,723
Purchased products for resale	2,080,476	1,411,917
Raw materials	11,447,185	13,869,799

Inventories	$29,816,178	$35,179,439

NOTE 6: Property, Plant and Equipment, Net

Components of property, plant and equipment are as follows at December 31:

	2024	2023
Land and land improvements	$47,630,963	$45,927,197
Buildings and improvements	43,137,525	41,532,025
Equipment	101,530,666	97,894,665
Construction-in-progress	2,085,188	1,143,530
Financing lease right-of-use assets	5,489,441	5,485,833

Total property, plant and equipment	199,873,783	191,983,250
Less: accumulated depreciation & amortization	(86,904,400)	(75,905,019)

Net property, plant and equipment	$112,969,383	$116,078,231

For the years ended December 31, 2024, and 2023, the Company recognized depreciation expense related to property, plant and equipment of $12,164,826 and $12,373,543, respectively. For the years ended December 31, 2024, and 2023, $12,159,970 and $12,366,258, respectively, are recorded in cost of sales with the remainder recorded in depreciation & amortization in the statements of income.

NOTE 7: Goodwill

Components of goodwill, net are as follows at December 31:

	2024	2023
Gross goodwill at beginning of year	$18,148,492	$6,383,864
Additions	—	$11,764,628

Gross goodwill at end of year	18,148,492	$18,148,492
Less: Accumulated amortization	(3,601,923)	$(1,787,074)

Goodwill, net	$14,546,569	$16,361,418

For the years ended December 31, 2024, and 2023, the Company recognized amortization expense related to goodwill of $1,814,849 and $1,285,232, respectively, in the statements of income.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

Future expected amortization of goodwill as of December 31, 2024, is as follows:

2025	$1,814,849
2026	1,814,849
2027	1,814,849
2028	1,814,849
2029	1,814,849
Thereafter	5,472,324

Total	$14,546,569

NOTE 8: Intangible assets, net

Components of intangible assets, net are as follows at December 31:

	2024	2023
Intangible assets	$3,584,392	$3,584,392
Less: Accumulated amortization	(298,699)	(59,740)

Intangible assets, net	$3,285,693	$3,524,652

On September 21, 2023, the Company acquired from Pre-con Products the entire worldwide rights, title, and interest in and to the covered intellectual property of StormPrism™ with related patents and trademarks. StormPrism™ is an innovative underground stormwater storage system. It provides a way to store large volumes of captured stormwater underground in a more efficient and safe manner than other products in the market. The intangible assets acquired are valued based on a $3,000,000 upfront payment and the net present value of annual $100,000 future payments through 2030. The net present value of payments due in 2025 of $96,328 are recorded under other current liabilities, and the net present value of payments due in 2026 to 2030 of $422,702 are recorded under other non-current liabilities.

For the years ended December 31, 2024, and 2023, the Company recognized amortization expense related to intangible assets of $238,959 and $59,740, respectively, in the statements of income.

Future expected amortization of intangible assets as of December 31, 2024, is as follows:

2025	$238,959
2026	238,959
2027	238,959
2028	238,959
2029	238,959
Thereafter	2,090,898

Total	$3,285,693

NOTE 9: Related-Party Transactions

Fees were paid to The Concrete Company (“TCC”) by the Company in 2024 and 2023 in the amount of $1,549,895 and $1,323,633, respectively, which represents the management services utilized by the Company and provided by TCC under a management services agreement.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

The Company carries out transactions with TCC and various entities under common control of TCC in the normal course of business. During the years ended December 31, 2024, and 2023, the Company made payments for purchases of inventories and services from affiliates under common control of $623,599 and $1,549,324, respectively.

NOTE 10: Long-Term Debt

Long-term debt is summarized as follows:

	2024	2023
Term loan	$263,852,688	$282,552,688
Less:
Current maturities	(3,700,000)	(3,700,000)
Unamortized debt discount and issuance costs	(8,324,955)	(10,406,194)

Long-term debt, net of current maturities	$251,827,733	$268,446,494

On December 29, 2021, the Company entered into a term loan (the “Term Loan”) with a bank, collateralized with certain assets. The Term Loan requires quarterly principal payments of $925,000 and monthly interest-only payments at 4.90% plus the Secured Overnight Financing Rate (SOFR) (4.60% at December 31, 2024, and 5.35% at December 31, 2023). The Term Loan matures on December 29, 2028.

On October 9, 2024, the Company entered into an interest rate cap agreement with a notional amount of $100,000,000 of Term Loan debt which limits SOFR to 4.00%. The termination date is December 31, 2026. For the year ended December 31, 2024, the Company did not record any mark-to-market adjustments as they were immaterial.

The effective interest rates at December 31, 2024, and 2023 were 9.28% and 9.91%, respectively.

On December 29, 2021, the Company also entered into a $35 million revolving credit facility agreement with a bank (the “Revolver”), which carries interest at 4.90% plus SOFR (4.60% at December 31, 2024, and 5.35% at December 31, 2023) and is payable quarterly once incurred.

The full amount of the Revolver was available for use as of December 31, 2024, and 2023. The Company pays a commitment fee of 0.5% on the unused portion of the Revolver. Interest is payable quarterly as incurred. The Revolver is secured by the assets of the Company and matures December 29, 2026.

The Term Loan and the Revolver agreements are subject to certain financial covenants, and as of December 31, 2024, the Company was in compliance with those covenants.

Maturities of long-term debt for each of the next four years are as follows:

Current maturities
2025	$3,700,000
2026	3,700,000
2027	3,700,000
2028	252,752,688

Total	$263,852,688

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

Debt discount and issuance costs consists of:

	2024	2023
Debt discount and issuance costs	$14,557,225	$14,557,225
Less: Accumuated amortization	(6,232,270)	(4,151,031)

Unamortized debt discount and issuance costs, net	$8,324,955	$10,406,194

NOTE 11: Commitments and Contingencies

The Company is subject to various claims and lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the consolidated financial statements of the Company.

NOTE 12: Leases

Leases are categorized at their commencement date, which is the date the Company takes possession or control of the underlying asset, and it determines if an arrangement is a lease at inception of the contract, as either financing or operating. The Company has both operating and finance leases for buildings, land, and equipment.

Lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. Many of the lease agreements contain renewal or termination clauses that are factored into the determination of the lease term if it is reasonably certain that these options would be exercised.

The following table presents supplemental balance sheet information related to leases:

Operating Leases	2024	2023
Right-of-use asset - operating	$3,978,630	$4,266,800
Current operating lease liabilities	291,348	277,705
Noncurrent operating lease liabilities	3,733,850	4,025,198

Total operating lease liabilities	$4,025,198	$4,302,903

Financing Leases	2024	2023
Right-of-use asset - financing	$5,489,441	$5,485,833
Right-of-use asset - accumulated amortization	(1,908,636)	(1,383,531)

Total right-of-use asset - financing	3,580,805	4,102,302

Current financing lease liabilities	50,429	48,873
Non-current financing lease liabilities	69,020	85,634

Total financing lease liabilities	$119,449	$134,507

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

The following table presents the weighted average remaining lease term and discount rate:

Operating Leases	2024	2023
Weighted average remaining lease term (years)	15.2	15.9
Weighted average discount rate	2.9%	2.9%

Financing Leases	2024	2023
Weighted average remaining lease term (years)	27.6	28.6
Weighted average discount rate	4.1%	3.8%

The Company recognized lease costs in the statements of income for the year ended December 31, 2024, and December 31, 2023, as follows:

Operating Lease Costs	2024	2023
Operating lease costs	$406,474	$358,901

Financing Lease Costs	2024	2023
Amortization	$563,786	$689,375
Interest on lease liabilities	$5,723	$4,476

The following table presents future undiscounted lease payments for the Company’s operating and finance lease liabilities as of December 31, 2024:

	Operating Leases	Financing Leases
2025	$401,610	$54,231
2026	407,673	46,171
2027	412,788	20,673
2028	314,822	4,598
2029	305,896	—
Thereafter	3,197,418	—

Total future lease payments	$5,040,206	$125,673

Less: imputed interest	(1,015,008)	(6,224)

Present value of right-of-use lease liabilities	$4,025,198	$119,449

The following table presents supplemental cash flow and other information related to leases for the year ended:

Operating Leases	2024	2023
Cash flows from operating activities:
Operating leases - noncash lease expense	$288,169	$253,525
Operating leases - change in lease liabilities	$(277,705)	$(231,439)

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

Financing Leases	2024	2023
Cash flows from operating activities:
Financing leases - amortization of right-of-use asset	$563,786	$689,375
Cash flows from financing activities:
Principal payments on financing leases	$(57,428)	$(86,261)

Non Cash Disclosures	2024	2023
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$2,638,985
Right-of-use assets obtained in exchange for new financing lease liabilities	$20,893	$96,231

NOTE 13: Employee Benefit Plan

The Company’s 401(k) retirement plan covering substantially all of its employees. Employees are fully vested in Company contributions after 3 years of service. The Company matches 50% of employee contributions each plan year up to a maximum of 8%. Approximately $706,000 and $589,000 was expensed for the Company’s contributions during the years ended December 31, 2024, and 2023, respectively, and is included in general and administrative expenses in the accompanying statements of income.

NOTE 14: Member’s Deficit

The Company is solely owned by FPC HoldCo, LLC (“FPCH”), which was set up on December 28, 2021, as the Company’s sole Member. The membership interests of FPCH are divided into three classes of units denominated as common, preferred, and incentive units as defined in FPCH’s operating agreement (“Common Members”, “Preferred Members”, “Incentive Members”, respectively). Common and preferred units represent a voting equity interest in FPCH. Incentive units are non-voting.

Certain members of management are included in a profits interest program of FPCH and awarded incentive units. 50% of the units vest over a five-year period. The other 50% vest upon a change in control. The Company previously determined that the fair value of the units awarded prior to 2023 and the related compensation expense is immaterial.

Certain members of management who joined in 2023 were awarded incentive units. For most of the units, 75% vest over a five-year period and the other 25% vest upon a change in control. The Company has estimated the fair value of those units on a non-marketable, minority interest basis using Level II inputs. For the years ended December 31, 2024, and 2023, the Company recognized share-based compensation expense related to these awards of $2,884,964 and $1,811,982, respectively, in the statements of income.

Earnings are distributed as determined by the Board of Directors, as defined by and pursuant to the Company’s operating agreement.

NOTE 15: Subsequent Events

The Company has evaluated all transactions that may qualify for subsequent event disclosure through April 16, 2025, which is the date the consolidated financial statements are available to be issued.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

The Company made a voluntary paydown of the term loan of $20,000,000 on January 31, 2025.

No other significant subsequent events have been identified that would require adjustment of or disclosure in the accompanying consolidated financial statements.